UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 27, 2012, MEI Pharma, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that for 30 consecutive business days the bid price of the Company’s common stock had closed below $1.00 per share, the minimum closing bid price required for continued listing on The NASDAQ Capital Market, as set forth in Listing Rule 5550(a)(2) (the “Rule”), and that, pursuant to Listing Rule 5810(c)(3)(A), the Company had been granted 180 calendar days, or until September 24, 2012, to regain compliance with the minimum bid price requirement.

On September 25, 2012, the Company received a determination letter from NASDAQ notifying the Company that it had not regained compliance with the Rule during the 180 calendar day period and that the Company’s common stock is therefore subject to delisting from The NASDAQ Capital Market, unless the Company requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”).

The Company intends to timely request a hearing before the Panel to present its plan to regain compliance with the Rule, which request will automatically stay the delisting of the Company’s securities pending at least the issuance of the Panel’s decision following the hearing. Under NASDAQ’s Listing Rules, the Panel may, in its discretion, determine to continue the Company’s listing pursuant to an exception to the Rule for a maximum of 180 calendar days from the date of the NASDAQ Staff’s delisting notification, or through March 24, 2013. However, there can be no assurance that the Panel will do so.

As described further under Item 5.07 below, the Company intends to effect a one-for-ten reverse stock split in order to regain compliance with the minimum closing bid price requirements set forth in the Rule.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 5.07 below is incorporated by reference into this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 25, 2012, the Company’s board of directors approved, subject to stockholder approval, an amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation to effect a one-for-ten reverse stock split (the “Reverse Stock Split”). On September 27, 2012, Novogen Limited, the holder of a majority of the Company’s outstanding common stock, executed a written consent approving the Amendment, which approval will become effective 20 days after the Company has mailed a definitive information statement to its stockholders.

The Company expects that the Reverse Stock Split will become effective by early November, 2012; however, there can be no assurance that the Reverse Stock Split will be consummated or that it will achieve its intended effects. The Company reserves the right, in its discretion, to abandon the Reverse Stock Split at any time prior to filing the Amendment with the Delaware Secretary of State.

The Company will prepare an information statement to be filed with the SEC that will provide additional important information concerning the Reverse Stock Split, including the text of the Amendment, and mail it to stockholders when completed. The Company’s stockholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the information statement and other relevant documents (when available) by directing a request by mail or telephone to MEI Pharma, Inc., 11975 El Camino Real, Suite 101, San Diego, California 92130, Attn: Investor Relations, telephone: (858) 792-6300, or from the Company’s website, www.meipharma.com.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

	By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: September 28, 2012